Exhibit 10.1

Execution Version

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 13, 2018 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), VAXART, INC., a Delaware corporation with offices located at 290 Utah Ave., Suite 200, South San Francisco, CA 94080, (which will change its name to “VAXART BIOSCIENCES, INC.” effective immediately prior to the Closing Date pursuant to the Merger Agreement (as each term is defined below)(“Existing Borrower”), AVIRAGEN THERAPEUTICS, INC., a Delaware corporation with offices located at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009, (which will change its name to “VAXART, INC.” effective on the Closing Date pursuant to the Merger Agreement (as each term is defined below) (“Aviragen”), BIOTA HOLDINGS LIMITED, an Australian limited company and wholly owned Subsidiary of Aviragen with offices located at Unit 10 585 Blackburn Road, Notting Hill VIC 3168 Australia (“Biota Holdings”) and BIOTA SCIENTIFIC MANAGEMENT PTY LTD., an Australian proprietary limited company and wholly owned Subsidiary of Biota Holdings with offices located at Unit 10 585 Blackburn Road, Notting Hill VIC 3168 Australia (“Biota Scientific”). Each of Aviragen, Biota Holdings and Biota Scientific may be referred to herein, individually as “New Borrower” and collectively as “New Borrowers.” On and after the Amendment Date, each of Existing Borrower, Aviragen, Biota Holdings and Biota Scientific, may be referred to herein, individually and collectively, jointly and severally, as “Borrower.”

WHEREAS, Collateral Agent, Existing Borrower and the Lenders have entered into that certain Loan and Security Agreement, dated as of December 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Existing Borrower, Aviragen, and AGORA MERGER SUB, INC., a Delaware corporation entered into that certain that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 27, 2017, pursuant to which, among other things, Existing Borrower became a wholly owned subsidiary of Aviragen;

WHEREAS, Required Lenders and Collateral Agent consented to the Existing Borrower entering into the Merger Agreement contingent upon, among other things, (i) the Existing Borrower entering into this Amendment, and (ii) the New Borrowers joining the Loan Agreement, and other Loan Documents, as Borrowers, and entering into this Amendment, on the date hereof;

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.	Definitions. Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.	Joinder.

a.	New Borrowers. Each New Borrower hereby is added as a “Borrower” under the Loan Agreement. All references in the Loan Agreement and the other Loan Documents to “Borrower” shall hereafter mean and include the Existing Borrower and each New Borrower individually and collectively, jointly and severally; and each New Borrower shall hereafter have all rights, duties and obligations of “Borrower” thereunder.

b.	Joinder to Loan Agreement. Each New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein (but only effective as of the date of this Amendment). Without limiting the generality of the preceding sentence, each New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower and each other New Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Any Borrower may, acting singly, request Credit Extensions pursuant to the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

c.	Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and any Lender may each exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, the Loan Documents or any related documents, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and/or Lenders under this Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Collateral Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Collateral Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

d.	Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, each New Borrower hereby grants to Collateral Agent, for the ratable benefit of Lenders, a continuing lien upon and security interest in all of such New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. Each New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Collateral Agent and each Lender that are reasonably deemed necessary by Collateral Agent or any Lender in order to grant a valid, perfected first priority security interest to Collateral Agent, for the ratable benefit of Lenders, in the Collateral. Each New Borrower hereby authorizes Collateral Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Collateral Agent’s and/or any Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by any Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and each Lender under the Code.

e.	Representations and Warranties. Each New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to Existing Borrower and such New Borrower, with the same force and effect as if such New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

3.	Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.6 Maintenance of Collateral Accounts. (i) Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof, and (ii) the aggregate balance at any time of all Collateral Accounts of the Borrower’s Subsidiaries that are neither co-Borrowers or secured guarantors, including without limitation Anaconda Pharma SAS and Biota Europe Limited, shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00) for each of Anaconda Pharma SAS and Biota Europe Limited.

4.	Section 7.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.7 Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock or dividends paid from a Subsidiary to a Borrower) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Two Hundred Thousand Dollars ($200,000.00) in the aggregate per fiscal year) or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; provided, that the aggregate amount of all Investments in each of Anaconda Pharma SAS and Biota Europe Limited do not exceed One Hundred Fifty Thousand Dollars ($150,000.00) in any fiscal year.

5.	The following Section 7.12 is hereby added to the Loan Agreement:

7.12 Certain Subsidiaries’ Asset Levels. Cause the assets (including without limitation, cash and Cash Equivalents) of (i) Anaconda Pharma SAS to exceed $200,000 in any fiscal year, or (ii) Biota Europe Limited to exceed $200,000 in any fiscal year.

6.	The following Section 8.12 is hereby added to the Loan Agreement:

8.12 Delisting. The shares of common stock of Aviragen are delisted from NASDAQ Capital Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

7.	The following Section 12.12 is hereby added to the Loan Agreement:

12.12 Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

8.	Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“Anaconda Pharma SAS” is an entity organized under the laws of France and wholly owned Subsidiary of Aviragen.

“Aviragen” is AVIRAGEN THERAPEUTICS, INC., a Delaware corporation, provided that following the Closing Date of the Merger Agreement, AVIRAGEN THERAPEUTICS, INC.’s name shall be changed to “VAXART, INC.,” a Delaware corporation.

“Biota Europe Limited” is an entity organized under the laws of the United Kingdom and wholly owned Subsidiary of Biota Holdings.

“Biota Holdings” is BIOTA HOLDINGS LIMITED, an Australian limited company.

“Biota Scientific” is BIOTA SCIENTIFIC MANAGEMENT PTY LTD., an Australian proprietary limited company.

“Existing Borrower” is VAXART, INC., a Delaware corporation, provided that following the Closing Date of the Merger Agreement, VAXART, INC.’s name shall be changed to “VAXART BIOSCIENCES, INC.,” a Delaware corporation.

“New Borrower” is each of Aviragen, Biota Holdings and Biota Scientific.

9.	Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Borrower” is individually and collectively, jointly and severally, New Borrower and the Existing Borrower.

10.	Exhibit D (form of Promissory Note) to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

11.	Exhibit B (form of Disbursement Letter) to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

12.	Exhibit C (form of Compliance Certificate ) to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

13.	Without limiting the provisions of Section 4.1 of the Loan Agreement, Aviragen hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares of Existing Borrower, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the date hereof, or, to the extent not certificated as of the date hereof, within ten (10) days of the certification of any Shares of the Existing Borrower, the certificate or certificates for the Shares of Existing Borrower will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares of the Existing Borrower, Aviragen shall cause the books of Existing Borrower and any transfer agent to reflect the pledge of the Shares of the Existing Borrower. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares of Existing Borrower) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Each of Aviragen and Existing Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares of Existing Borrower. Unless an Event of Default shall have occurred and be continuing, Aviragen shall be entitled to exercise any voting rights with respect to the Shares of Existing Borrower and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of the Loan Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default under the Loan Agreement. For the avoidance of doubt, Lender and Borrowers hereby acknowledge and agree that the Borrower shall not be required to pledge more than 65% of the stock of Anaconda Pharma SAS and Biota Europe Limited.

14.	Certain Post Closing Deliverables.

a.	No later than thirty (30) days after the date hereof, or such other date agreed to by Collateral Agent:

Borrower shall deliver to Collateral Agent (a) a landlord’s consent executed in favor of Collateral Agent in respect of all of each New Borrower’s leased locations, in such form and substance as are acceptable to Collateral Agent where any New Borrower maintains Collateral having a book value in excess of Three Hundred Thousand Dollars ($300,000.00) and/or where its books and records are located; and (b) a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where any New Borrower maintains Collateral having a book value in excess of Three Hundred Thousand Dollars ($300,000.00), in such form and substance as are reasonably acceptable to Collateral Agent.

b.	No later than forty five (45) days after the date hereof, or such other date agreed to by Collateral Agent:

i.	Aviragen shall enter into and deliver to Collateral Agent pledge agreements and all related documents and instruments required for such pledge, with respect to the Shares of Biota Holdings pursuant to which it shall pledge all of such Shares to the Collateral Agent for the ratable benefit of the Lenders, which pledge agreements shall be governed by Australian law and shall be in such form and substance as are acceptable to Collateral Agent, together with all certificates for Shares, if certificated, along with assignments separate from certificates;

ii.	Biota Holdings shall enter into and deliver to Collateral Agent pledge agreements and all related documents and instruments required for such pledge, with respect to the Shares of Biota Scientific, pursuant to which it shall pledge all of such Shares to the Collateral Agent for the ratable benefit of the Lenders, which pledge agreements shall be governed by Australian law and shall be in such form and substance as are acceptable to Collateral Agent, together with all certificates for Shares, if certificated, along with assignments separate from certificates;

iii.	Aviragen shall enter into and deliver to Collateral Agent pledge agreement and all related documents and instruments required for such pledge, with respect to the Shares of Anaconda Pharma SAS pursuant to which Aviragen shall pledge 65% of all outstanding Shares of Anaconda Pharma SAS to the Collateral Agent for the ratable benefit of the Lenders, which pledge agreement shall be governed by French law and shall be in such form and substance as are acceptable to Collateral Agent, together with all certificates for the Shares, if certificated, being pledged along with assignments separate from certificates;

iv.	Biota Holdings shall enter into and deliver to Collateral Agent pledge agreements and all related documents and instruments required for such pledge, with respect to the Biota Europe Limited, a company existing under the laws of United Kingdom and a wholly owned subsidiary of Biota Holdings, pursuant to which Biota Holdings shall pledge 65% of all outstanding Shares of Biota Europe Limited to the Collateral Agent for the ratable benefit of the Lenders, which pledge agreement shall be governed by the law of United Kingdom and shall be in such form and substance as are acceptable to Collateral Agent, together with all certificates for the Shares, if certificated, being pledged along with assignments separate from certificates; and

v.	Each of Biota Holdings and Biota Scientific shall enter into and deliver to Collateral Agent security agreements and all other security documents reasonably required by the Collateral Agent with respect to Collateral of Biota Holdings and Biota Scientific, pursuant to which each entity shall grant first priority security interest in such Collateral to Collateral Agent for the ratable benefit of the Lenders, which security agreements shall be governed by Australian law and shall be in such form and substance as are acceptable to Collateral Agent, and Borrower shall take all such steps as required to perfect the aforementioned security interest as requested by Collateral Agent.

c.	No later than five (5) Business Days after the date hereof, or such other date agreed to by Collateral Agent:

Each Borrower shall deliver executed Control Agreements with respect to all Collateral Accounts located in the United States maintained by each Borrower, including without limitation each New Borrower.

d.	No later than thirty (30) days after the date hereof, or such other date agreed to by Collateral Agent:

Each Borrower shall deliver executed original Control Agreements with respect to all Collateral Accounts located outside of the United States maintained by Borrower; provided that, in such jurisdictions where it may or may not be customary for banks to enter into account control agreements with lenders Collateral Agent shall exercise its discretion with respect to the foregoing requirements concerning such jurisdictions.

15.	Borrower shall pay to the Lenders all unpaid Lenders’ Expenses incurred through the date hereof in accordance with Section 2.5(d) of the Loan Agreement.

16.	Limitation of Amendment.

a.	The amendments and consents set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.	This Amendment is and shall be deemed to be a Loan Document and shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

17.	Consent.

a.	Lender hereby confirms that upon execution of this Amendment and satisfaction of the conditions precedent contemplated herein, the conditions set forth in Section 8 (a), (b), (c) and (e), and by executing this Amendment Borrower confirms Section 8(d), of that certain Consent under Loan and Security Agreement between Lender and Vaxart, dated October 27, 2017 (the “Consent”) have been completed, and that the consents set forth in clauses (b) and (c) of Section 2 of the Consent are hereby deemed effective on the Closing Date (as defined in the Merger Agreement).

b.	Lender hereby consents to the Existing Borrower changing its name from VAXART, INC. to VAXART BIOSCIENCES., INC. effective immediately prior to the Closing Date (as defined in the Merger Agreement) and Existing Borrower shall promptly deliver evidence of such name change in form and substance acceptable to Collateral Agent.

c.	Lender hereby acknowledges that AVIRAGEN THERAPEUTICS, INC. will change its name to VAXART, INC. effective on the Closing Date (as defined in the Merger Agreement) and Aviragen shall promptly deliver evidence of such name change in form and substance acceptable to Collateral Agent.

18.	To induce Collateral Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.	Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.	Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.	The organizational documents of Borrower delivered to Collateral Agent on the Amendment Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent (including such deliveries following the Merger Agreement Closing Date), remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

e.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

f.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

g.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

19.	Simultaneously with the execution hereof, Borrower shall issue an Amended and Restated Secured Promissory Note (Term A Loan) following the form attached hereto as Exhibit A, as applicable, (the “Amended and Restated Note”) which shall amend and restate in its entirety the Secured Promissory Note (Term A Loan) (the “Outstanding Note”) previously issued by Existing Borrower, and shall be in the principal amount of the Outstanding Note, and the Outstanding Note shall be marked “cancelled” and delivered by Lender to Existing Borrower.

20.	Simultaneously with the execution hereof, Aviragen shall issue to Oxford, a new Warrant (“New Warrant”) in lieu of the Warrant (“Old Warrant”) that was issued on the Effective Date, for 120,055 shares of Aviragen’s Common Stock at a per share price equal to $2.09. The New Warrant shall be in such form and substance as are reasonably acceptable to Oxford in its sole discretion.

21.	Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

22.	This Amendment shall be deemed effective as of the Amendment Date upon (i) the due execution and delivery to Collateral Agent of this Amendment, the Amended and Restated Note, by each party hereto and the New Warrant, (ii) Borrower’s fulfilment of its obligations set forth herein, and (iii) Borrower’s delivery of an executed and completed Perfection Certificate for each New Borrower and each new Subsidiary of Borrower.

23.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

24.	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

EXISTING BORROWER:

VAXART, INC.

By:	/s/ John Harland
Name:	John Harland
Title:	Chief Financial Officer

NEW BORROWERS:

AVIRAGEN THERAPEUTICS, INC.

By:	/s/ John Harland
Name:	John Harland
Title:	Chief Financial Officer

BIOTA HOLDINGS LIMITED

By:	/s/ John Harland
Name:	John Harland
Title:	Chief Financial Officer

BIOTA SCIENTIFIC MANAGEMENT PTY LTD.

By:	/s/ John Harland
Name:	John Harland
Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

Exhibit A

Form of Amended and Restated Secured Promissory Note (Term A Loan)

[see attached]

AMENDED AND RESTATED

SECURED PROMISSORY NOTE

(Term A Loan)

$4,861,111.11	Dated: February 13, 2018

FOR VALUE RECEIVED, each of the undersigned, VAXART, INC., a Delaware corporation with offices located at 385 Oyster Point Blvd., Suite 9A, South San Francisco, CA 94080 (“Existing Borrower”), AVIRAGEN THERAPEUTICS, INC., a Delaware corporation with offices located at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009, BIOTA HOLDINGS LIMITED, an Australian limited company with offices located at Unit 10 585 Blackburn Road, Notting Hill VIC 3168 Australia, and BIOTA SCIENTIFIC MANAGEMENT PTY LTD., an Australian proprietary limited company with offices located at Unit 10 585 Blackburn Road, Notting Hill VIC 3168 Australia (each of the foregoing are, individually, collectively, jointly and severally “Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of FOUR MILLION EIGHT HUNDRED SIXTY ONE THOUSAND ONE HUNDRED ELEVEN DOLLARS AND 11/100 ($4,861,111.11), plus interest on the aggregate unpaid principal amount of such Term A Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated December 22, 2016 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term A Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Amended and Restated Secured Promissory Note (Term Loan A) (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note. The Loan Agreement, among other things, (a) provides for the making of a secured Term A Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) or Section 2.2(d) of the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Term A Loan, interest on the Term A Loan and all other amounts due Lender under the Loan Agreement is secured under the terms of the Loan Agreement. Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived. Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note is an amendment and restatement of, but not issued in satisfaction of, that certain Secured Promissory Note (Term A Loan) dated December 22, 2016, made by Existing Borrower to the order of the Lender in the principal sum of $5,000,000 (as amended, restated or otherwise modified, the “Original Note”). This Note is delivered in substitution of the Original Note, and upon proper execution and delivery hereof, the Original Note shall be deemed null and void.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWERS:

VAXART, INC.

By

Name:

Title:

AVIRAGEN THERAPEUTICS, INC.

By

Name:

Title:

BIOTA HOLDINGS LIMITED

By

Name:

Title:

BIOTA SCIENTIFIC MANAGEMENT PTY LTD.

By

Name:

Title:

[Signature Page to Amended and Restated Secured Promissory Note (Term A Loan)]

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

EXHIBIT B

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

[DATE]

The undersigned, being the duly elected and acting                      of VAXART, INC. (formerly known as, AVIRAGEN THERAPEUTICS, INC.), a Delaware corporation with office located at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009, on behalf of itself and each other Borrower under the Loan Agreement (as defined below) (individually and collectively, jointly and severally, “Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of December 22, 2016, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

8. The proceeds of the Term [A][B] Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$

—	$

Less:
—Facility Fee		(waived	)
— Interim Interest	($	)

—Lender’s Legal Fees	($	)	*

Net Proceeds due from Oxford:	$

TOTAL TERM [A][B] LOAN NET PROCEEDS FROM LENDERS	$

9. The [Term A Loan][Term B Loan] shall amortize in accordance with the Amortization Table attached hereto.

10. The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	[ ]
Bank Name:	[ ]
Bank Address:	[ ] [ ]
Account Number:	______________
ABA Number:	[ ]

[Balance of Page Intentionally Left Blank]

*	Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

Dated as of the date first set forth above.

BORROWER:

VAXART, INC. (formerly known as, AVIRAGEN THERAPEUTICS, INC.), on behalf of all Borrowers

By

Name:

Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By

Name:

Title:

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE

(Term [A][B] Loan)

[see attached]

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:	VAXART, INC. (formerly known as, AVIRAGEN THERAPEUTICS, INC.), for itself and on behalf of all Borrowers

The undersigned authorized officer (“Officer”) of VAXART, INC., hereby certifies for itself on behalf of all Borrowers under the Loan Agreement (as defined herein) that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending                      with all required covenants in the Loan Agreement, except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, or extensions therefore, and Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days	Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 180 days after FYE	Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 30 days of FYE), and when revised		Yes	No	N/A

4)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A

5)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

Other Matters

1)	Have there been any changes in any Key Person since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than One Hundred Fifty Thousand Dollars ($150,000.00)?	Yes	No

4)	Have there been any material changes to the capitalization table of Borrower? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

5)	Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

VAXART, INC. (formerly known as, AVIRAGEN THERAPEUTICS, INC.), for itself and on behalf of all Borrowers

By

Name:

Title:

Date:

LENDER USE ONLY

Received by:		Date:

Verified by:		Date:

Compliance Status:	Yes	No